SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT - January 19, 2017
(Date of Earliest Event Reported)

AK STEEL HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Commission File No. 1-13696

Delaware	31-1401455
(State of Incorporation)	(I.R.S. Employer Identification No.)

9227 Centre Pointe Drive West Chester, OH	45069
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 425-5000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Solicitation material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At a regular meeting of the Board of Directors (“Board”) of AK Steel Holding Corporation (the “Company”) held on January 19, 2017, the Board, acting upon the recommendation of the Nominating and Governance Committee, approved and adopted Amended and Restated By-laws of the Company to provide for a proxy access bylaw provision (the “Amendment”).
The new provision, Article I, Section 9A, of the Amended and Restated By-laws, permits an eligible stockholder, or a group of eligible stockholders, owning 3% or more of the Company’s outstanding shares of capital stock continuously for three years to nominate and include in the Company’s annual meeting proxy materials directors constituting up to the greater of two directors or 25% of the Board, provided that the stockholder(s) and the nominee(s) satisfy the requirements specified in Section 9A.

The preceding summary is qualified in its entirety by reference to the Amended and Restated By-laws, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

	(d)	Exhibit:

		3.1	Amended and Restated Bylaws of AK Steel Holding Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AK STEEL HOLDING CORPORATION

By:	/s/ Joseph C. Alter
Joseph C. Alter
Corporate Secretary

Dated: January 20, 2017

EXHIBIT INDEX

Exhibit No.	Description

3.1	Amended and Restated Bylaws of AK Steel Holding Corporation